UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 2, 2011

CMS Bancorp Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33322	20-8137247
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

123 Main Street, Suite 750 White Plains, New York		10601
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (914) 422-2700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On April 27, 2011, the Board of Directors (the “Board”) of CMS Bancorp, Inc. (the “Company”) approved the recommendation of the Compensation Committee of the Board and granted (a) an aggregate of 4,150 shares of restricted stock (“Restricted Stock”) under the Company’s 2007 Recognition and Retention Plan, and (b) options to purchase an aggregate of 8,300 shares of the Company’s common stock (“Options”) pursuant to the Company’s 2007 Stock Option Plan to four officers of the Company and Community Mutual Savings Bank, the Company’s wholly owned subsidiary (including the named executive officers specified below). The Restricted Stock and Options will vest in equal installments of 20 percent per year beginning on April 27, 2012. The following named executive officers of the Company received the Restricted Stock and Options indicated below:

Grantee	Title	Restricted Stock	Options

Stephen Dowd	Senior Vice President and Chief Financial Officer of the Company	1,250	2,500

Christopher Strauss	Senior Vice President and Senior Lending Officer of the Company	1,250	2,500

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CMS Bancorp Inc.
(Registrant)

May 2, 2011	/s/ STEPHEN DOWD
(Date)	Stephen Dowd
Senior Vice President and Chief Financial Officer